                                                                     EXHIBIT 2.9

                                                             [Execution Version]

             TRADEMARK COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT
             ------------------------------------------------------

     THIS TRADEMARK COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT ("Agreement"), dated April 19, 2002, is by and between MOONEY AIRPLANE COMPANY, INC., a Delaware corporation ("Debtor"), with its chief executive office at Louis Schreiner Field, Kerrville, Texas 78028, and CONGRESS FINANCIAL CORPORATION (SOUTHWEST), a Texas corporation ("Secured Party"), having an office at 1201 Main Street, Suite 1625, Dallas, Texas 75202.

                              W I T N E S S E T H :
                              - - - - - - - - - -


     WHEREAS, Debtor has adopted, will use, and is the owner of the entire right, title, and interest in and to the trademarks, trade names, terms, designs and applications therefor described in Exhibit A hereto and made a part hereof; and

     WHEREAS, Secured Party and Advanced Aerodynamics & Structures, Inc. ("AASI") entered into the Assignment and Assumption Agreement, dated January 29, 2002, between Congress and AASI, as amended by Amendment No. 1 to Assignment Agreements, dated April 9, 2002, between AASI and Congress and Amendment No. 2 to Assignment Agreements, dated of even date herewith, among AASI, Debtor and Secured Party (the "Assignment and Assumption Agreement"); and

     WHEREAS, AASI and Debtor have agreed to amend the Assignment Agreements to include Debtor as a party obligated to Secured Party under the Assignment Agreements for the payment and performance of the Deferred Purchase Price Obligations (as hereinafter defined) and to provide for the grant by Debtor in favor of Congress of a security interest in and lien on the Collateral (as hereinafter defined) to secure the Deferred Purchase Price Obligations as set forth herein;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees as follows:

1.   DEFINITIONS
     -----------

     For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

(a) "AASI Secured Notes" shall mean, collectively (as the same now exist or may
     ------------------
hereafter be amended, modified, supplemented, extended, renewed, restated or replaced), the following: the Amended and Restated Secured Tranche A Promissory Note, dated of even date herewith, made by Debtor payable to the order of Secured Party in the original principal amount of $500,000, the Amended and Restated Secured Tranche B Promissory Note, dated of even date herewith, made by Debtor payable to the order of Secured Party in the original principal amount of $2,500,000, the Second Amended and Restated Secured Tranche C Promissory Note, dated of even date herewith, made by Debtor payable to the order of Secured Party in the original principal amount of $1,500,000, and the Amended and Restated Limited Recourse Secured Tranche D Promissory Note, dated of even date herewith, made by Debtor payable to the order of the Secured Party in the original principal amount of $5,714,408.71; each sometimes being referred to herein individually as an "AASI Secured Note".

(b) "Assignment Agreements" shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): the Assignment and Assumption Agreement, the Transfer Notice (as defined in the Assignment and Assumption Agreement), the Collateral Assignment of Secured Debt, the AASI Secured Notes and the other AASI Security Agreements, this Agreement, and all other agreements, documents and instruments executed or delivered in connection with any of the foregoing.

(c)  "Collateral" shall have the meaning set forth in Section 2 hereto.

(d) "Deferred Purchase Price Obligations" shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by Debtor to Secured Party or its affiliates, including, without limitation, principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under, evidenced by or related to any of the AASI Secured Notes, this Agreement, the Assignment Agreements or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Debtor under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Secured Party.

(e)  "Trademarks" shall have the meaning set forth in Section 2 hereto.

2.   GRANT OF SECURITY INTEREST
     --------------------------

(a) As collateral security for the prompt performance, observance and indefeasible payment in full of all of the Deferred Purchase Price Obligations (as hereinafter defined), Debtor hereby grants to Secured Party a continuing security interest in and a general lien upon, and a conditional assignment of, the following (being collectively referred to herein as the "Collateral"): all of Debtor's now existing or hereafter acquired right, title, and interest in and to: all of Debtor's trademarks, tradenames, trade styles and service marks and all applications, registrations and recordings relating to the foregoing as may at any time be filed in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country, including, without limitation, the trademarks, terms, designs and applications described in Exhibit A hereto, together with all rights and privileges arising under applicable law with respect to Debtor's use of any trademarks, tradenames, trade styles and service marks, and all reissues, extensions, continuation and renewals thereof (all of the foregoing being collectively referred to herein as the "Trademarks"); and all prints and labels on which such trademarks, tradenames, tradestyles and service marks appear, have appeared or will appear, and all designs and general intangibles of a like nature; the goodwill of the business symbolized by each of the Trademarks, including, without limitation, all customer lists and other records relating to the distribution of products or services bearing the Trademarks; all income, fees, royalties and other payments at any time due or payable with respect thereto, including, without limitation, payments under all licenses at any time entered into in connection therewith; the right to sue for past, present and future infringements thereof; all rights corresponding thereto throughout the world; and any and all other proceeds of any of the foregoing, including, without limitation, damages and payments or claims by Debtor against third parties for past or future infringement of the Trademarks.

3.   OBLIGATIONS SECURED
     -------------------

     The security interest, lien and other interests granted to Secured Party pursuant to this Agreement shall secure the prompt performance, observance and payment in full of the Deferred Purchase Price Obligations.

4.   REPRESENTATIONS, WARRANTIES AND COVENANTS
     -----------------------------------------

     Debtor hereby represents, warrants and covenants with and to Secured Party the following (all of such representations, warranties and covenants being continuing so long as any of the Deferred Purchase Price Obligations are outstanding):

(a) Debtor shall pay and perform all of the Deferred Purchase Price Obligations according to their terms.

(b) All of the existing Collateral is valid and subsisting in full force and effect, and Debtor owns the sole, full and clear title thereto, and the right and power to grant the security interest and conditional assignment granted hereunder. Debtor shall, at Debtor's expense, perform all acts and execute all documents necessary to maintain the existence of the Collateral consisting of registered Trademarks as registered trademarks and to maintain the existence of all of the Collateral as valid and subsisting, including, without limitation, the filing of any renewal affidavits and applications. The Collateral is not subject to any liens, claims, mortgages, assignments, licenses, security interests or encumbrances of any nature whatsoever, except: the security interests granted hereunder and pursuant to the Assignment Agreements, the security interests permitted under the Assignment Agreements, and the licenses permitted under Section 4(e) hereof.

(c) Debtor shall not assign, sell, mortgage, lease, transfer, pledge, hypothecate, grant a security interest in or lien upon, encumber, grant an exclusive or non-exclusive license relating to the Collateral, or otherwise dispose of any of the Collateral, in each case without the prior written consent of Secured Party, except as otherwise permitted herein or in the Assignment Agreements. Nothing in this Agreement shall be deemed a consent by Secured Party to any such action, except as such action is expressly permitted hereunder.

(d) Debtor shall, at Debtor's expense, promptly perform all acts and execute all documents requested at any time by Secured Party to evidence, perfect, maintain, record or enforce the security interest in and conditional assignment of the Collateral granted hereunder or to otherwise further the provisions of this Agreement. Debtor hereby authorizes Secured Party to execute and file one or more financing statements (or similar documents) with respect to the Collateral, signed only by Secured Party or as otherwise determined by Secured Party. Debtor further authorizes Secured Party to have this Agreement or any other similar security agreement filed with the Commissioner of Patents and Trademarks or any other appropriate federal, state or government office.

(e) As of the date hereof, Debtor does not have any Trademarks registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Exhibit A hereto and has not granted any licenses with respect thereto other than as set forth in Exhibit B hereto.

(f) Debtor shall, concurrently with the execution and delivery of this Agreement, execute and deliver to Secured Party five (5) originals of a Special Power of Attorney in the form of Exhibit C annexed hereto for the implementation of the assignment, sale or other disposition of the Collateral pursuant to Secured Party's exercise of the rights and remedies granted to Secured Party hereunder.

(g) Secured Party may, in its discretion, pay any amount or do any act which Debtor fails to pay or do as required hereunder or as requested by Secured Party to preserve, defend, protect, maintain, record or enforce the Deferred Purchase Price Obligations, the Collateral, or the security interest and conditional assignment granted hereunder, including, but not limited to, all filing or recording fees, court costs, collection charges, attorneys' fees and legal expenses. Debtor shall be liable to Secured Party for any such payment, which payment shall be deemed an advance by Secured Party to Debtor, shall be payable on demand together with interest at the rate then applicable to the Deferred Purchase Price Obligations set forth in the Assignment and Assumption Agreement and shall be part of the Deferred Purchase Price Obligations secured hereby.

(h) Debtor shall not file any application for the registration of a Trademark with the United States Patent and Trademark Office or any similar office or agency in the United States, unless Debtor has given Secured Party thirty (30) days prior written notice of such action. If, after the date hereof, Debtor shall (i) obtain any registered trademark or tradename, or apply for any such registration in the United States Patent and Trademark Office or in any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, or (ii) become the owner of any trademark registrations or applications for trademark registration used in the United States or any State thereof, political subdivision thereof or in any other country, the provisions of Section 2 hereof shall automatically apply thereto. Upon the request of Secured Party, Debtor shall promptly execute and deliver to Secured Party any and all assignments, agreements, instruments, documents and such other papers as may be requested by Secured Party to evidence the security interest in and conditional assignment of such Trademark in favor of Secured Party.

(i) Debtor has not abandoned any of the Trademarks and Debtor will not do any act, nor omit to do any act, whereby the Trademarks may become abandoned, invalidated, unenforceable, avoided, or avoidable. Debtor shall notify Secured Party immediately if it knows or has reason to know of any reason why any application, registration, or recording with respect to the Trademarks may become abandoned, canceled, invalidated, avoided, or avoidable.

(j) Debtor shall render any assistance, as Secured Party shall determine is necessary, to Secured Party in any proceeding before the United States Patent and Trademark Office, any federal or state court, or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, to maintain such application and registration of the Trademarks as Debtor's exclusive property and to protect Secured Party's interest therein, including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference, and cancellation proceedings.

(k) No material infringement or unauthorized use presently is being made of any of the Trademarks that would adversely affect in any material respect the fair market value of the Collateral or the benefits of this Agreement granted to Secured Party, including, without limitation, the validity, priority or perfection of the security interest granted herein or the remedies of Secured Party hereunder. Debtor shall promptly notify Secured Party if Debtor (or any affiliate or subsidiary thereof) learns of any use by any person of any term or design which infringes on any Trademark or is likely to cause confusion with any Trademark. If requested by Secured Party, Debtor, at Debtor's expense, shall join with Secured Party in such action as Secured Party, in Secured Party's discretion, may deem advisable for the protection of Secured Party's interest in and to the Trademarks.

(l) Debtor assumes all responsibility and liability arising from the use of the Trademarks and Debtor hereby indemnifies and holds Secured Party harmless from and against any claim, suit, loss, damage, or expense (including attorneys' fees and legal expenses) arising out of any alleged defect in any product manufactured, promoted, or sold by Debtor (or any affiliate or subsidiary thereof) in connection with any Trademark or out of the manufacture, promotion, labelling, sale or advertisement of any such product by Debtor (or any affiliate or subsidiary thereof). The foregoing indemnity shall survive the payment of the Deferred Purchase Price Obligations, the termination of this Agreement and the termination or non-renewal of the Assignment Agreements.

(m) Debtor shall promptly pay Secured Party for any and all expenditures made by Secured Party pursuant to the provisions of this Agreement or for the defense, protection or enforcement of the Deferred Purchase Price Obligations, the Collateral, or the security interests and conditional assignment granted hereunder, including, but not limited to, all filing or recording fees, court costs, collection charges, travel expenses, and attorneys' fees and legal expenses. Such expenditures shall be payable on demand, together with interest at the rate then applicable to the Deferred Purchase Price Obligations set forth in the Assignment Agreements and shall be part of the Deferred Purchase Price Obligations secured hereby.

5.   EVENTS OF DEFAULT
     -----------------

     All Deferred Purchase Price Obligations shall become immediately due and payable, without notice or demand, at the option of Secured Party, upon the occurrence of any Event of Default, as such term is defined in the Assignment Agreements (each an "Event of Default" hereunder).

6.   RIGHTS AND REMEDIES
     -------------------

     At any time an Event of Default exists or has occurred and is continuing, in addition to all other rights and remedies of Secured Party, whether provided under this Agreement, the Assignment and Assumption Agreement, the other Assignment Agreements, applicable law or otherwise, Secured Party shall have the following rights and remedies which may be exercised without notice to, or consent by, Debtor except as such notice or consent is expressly provided for hereunder:

(a) Secured Party may require that neither Debtor nor any affiliate or subsidiary of Debtor make any use of the Trademarks or any marks similar thereto for any purpose whatsoever. Secured Party may make use of any Trademarks for the sale of goods, completion of work-in-process or rendering of services in connection with enforcing any other security interest granted to Secured Party by Debtor or any subsidiary or affiliate of Debtor or for such other reason as Secured Party may determine.

(b) Secured Party may grant such license or licenses relating to the Collateral for such term or terms, on such conditions, and in such manner, as Secured Party shall in its discretion deem appropriate. Such license or licenses may be general, special or otherwise, and may be granted on an exclusive or non-exclusive basis throughout all or any part of the United States of America, its territories and possessions, and all foreign countries.

(c) Secured Party may assign, sell or otherwise dispose of the Collateral or any part thereof, either with or without special conditions or stipulations except that if notice to Debtor of intended disposition of Collateral is required by law, the giving of five (5) days prior written notice to Debtor of any proposed disposition shall be deemed reasonable notice thereof and Debtor waives any other notice with respect thereto. Secured Party shall have the power to buy the Collateral or any part thereof, and Secured Party shall also have the power to execute assurances and perform all other acts which Secured Party may, in its discretion, deem appropriate or proper to complete such assignment, sale, or disposition. In any such event, Debtor shall be liable for any deficiency.

(d) In addition to the foregoing, in order to implement the assignment, sale, or other disposition of any of the Collateral pursuant to the terms hereof, Secured Party may at any time execute and deliver on behalf of Debtor, pursuant to the authority granted in the Powers of Attorney described in Section 4(f) hereof, one or more instruments of assignment of the Trademarks (or any application, registration, or recording relating thereto), in form suitable for filing, recording, or registration. Debtor agrees to pay Secured Party on demand all costs incurred in any such transfer of the Collateral, including, but not limited to, any taxes, fees, and attorneys' fees and legal expenses. Debtor agrees that Secured Party has no obligation to preserve rights to the Trademarks against any other parties.

(e) Secured Party may first apply the proceeds actually received from any such license, assignment, sale or other disposition of any of the Collateral to the costs and expenses thereof, including, without limitation, attorneys' fees and all legal, travel and other expenses which may be incurred by Secured Party. Thereafter, Secured Party may apply any remaining proceeds to such of the Deferred Purchase Price Obligations as Secured Party may in its discretion determine. Debtor shall remain liable to Secured Party for any of the Deferred Purchase Price Obligations remaining unpaid after the application of such proceeds, and Debtor shall pay Secured Party on demand any such unpaid amount, together with interest at the rate then applicable to the Deferred Purchase Price Obligations set forth in the Assignment and Assumption Agreement.

(f) Debtor shall supply to Secured Party or to Secured Party's designee, Debtor's knowledge and expertise relating to the manufacture and sale of the products and services bearing the Trademarks and Debtor's customer lists and other records relating to the Trademarks and the distribution thereof.

(g) Nothing contained herein shall be construed as requiring Secured Party to take any such action at any time. All of Secured Party's rights and remedies, whether provided under this Agreement, the other Assignment Agreements, applicable law, or otherwise, shall be cumulative and none is exclusive. Such rights and remedies may be enforced alternatively, successively, or concurrently.

7.   JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW
     ------------------------------------------------------------

(a) The validity, interpretation and enforcement of this Agreement and the other Assignment Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Texas (without giving effect to principles of conflict of laws).

(b) Debtor and Secured Party irrevocably consent and submit to the non-exclusive jurisdiction of the District Court of the State of Texas and the United States District Court for the Northern District of Texas and waive any objection based on venue or forum non conveniens with respect to any action instituted therein
            ----- --- ----------
arising under this Agreement or any of the other Assignment Agreements or in any way connected or related or incidental to the dealings of Debtor and Secured Party in respect of this Agreement or the other Assignment Agreements or the transactions related hereto or thereto, in each case whether now existing or thereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Secured Party shall have the right to bring any action or proceeding against Debtor or its property in the courts of any other jurisdiction which Secured Party deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Debtor or its property).

(c) Debtor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Secured Party's option, by service upon Debtor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Debtor shall appear in answer to such process, failing which Debtor shall be deemed in default and judgment may be entered by Secured Party against Debtor for the amount of the claim and other relief requested.

(d) DEBTOR AND SECURED PARTY EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER ASSIGNMENT AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF DEBTOR AND SECURED PARTY IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER ASSIGNMENT AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NO EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. DEBTOR AND SECURED PARTY EACH HEREBY AGREES AN CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT DEBTOR OR SECURED PARTY MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF DEBTOR AND SECURED PARTY TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e) Secured Party shall not have any liability to Debtor (whether in tort, contract, equity or otherwise) for losses suffered by Debtor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Secured Party that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Secured Party shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement and the other Assignment Agreements.

8.   MISCELLANEOUS
     -------------

(a) All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

         If to Debtor:              Mooney Airplane Company, Inc.
                                    Louis Schreiner Field
                                    Kerrville, Texas 78028
                                    Attention: Mr. J. Nelson Happy, Esq.
                                    Telephone No.: (830) 896-6000

                                    Telecopy No.: (830) 896-8180

         with a copy to:            Patrick Hughes, Esq.
                                    Haynes & Boone LLP
                                    1000 Louisiana Street, Suite 4300
                                    Houston, Texas 77002
                                    Telephone No.: 713-547-2550
                                    Telecopy No.: 713-236-5401

         If to Secured Party:       Congress Financial Corporation (Southwest)
                                    1201 Main Street, Suite 1625
                                    Dallas, Texas 75202
                                    Attention: Regional Portfolio Manager
                                    Telecopy No.: (214) 718-9148

         with a copy to:            Congress Financial Corporation
                                    1133 Avenue of the Americas
                                    New York, New York 10036
                                    Attention: Mr. Mark Fagnani
                                    Telecopy No. (212) 840-6259

         with an additional
          copy to:                  Otterbourg, Steindler, Houston & Rosen, P.C.
                                    230 Park Avenue
                                    New York, New York  10169
                                    Telecopy No. (212) 682-6104
                                    Attn:  Jonathan N. Helfat, Esq.


(b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Debtor and Secured Party pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof," "herein," "hereunder," "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 8(e) hereof. All references to the term "Person" or "person" herein shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

(c) This Agreement, the other Assignment Agreements and any other document referred to herein or therein shall be binding upon Debtor and its successors and assigns and inure to the benefit of and be enforceable by Secured Party and its successors and assigns.

(d) If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

(e) Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Secured Party. Secured Party shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Secured Party. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Secured Party of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Secured Party would otherwise have on any future occasion, whether similar in kind or otherwise.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Debtor and Secured Party have executed this Agreement as of the day and year first above written.



                                      MOONEY AIRPLANE COMPANY, INC.

                                      By:___________________________________

                                      Title:________________________________

                                      CONGRESS FINANCIAL CORPORATION
                                      (SOUTHWEST)

                                      By:___________________________________

                                      Title:________________________________

STATE OF CALIFORNIA        )
                           )  ss.:
COUNTY OF LOS ANGELES      )


     On this ____ day of April, 2002, before me personally came
______________________, to me known, who being duly sworn, did depose and say, that he is the __________________ of MOONEY AIRPLANE COMPANY, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                      ------------------------------
                                              Notary Public

STATE OF NEW YORK          )
                           )  ss.:
COUNTY OF NEW YORK         )


     On this ____ day of April, 2002, before me personally came Mark Fagnani, to me known, who, being duly sworn, did depose and say, that he is the Executive Vice President of CONGRESS FINANCIAL CORPORATION (SOUTHWEST), the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                      ------------------------------
                                              Notary Public

                                    EXHIBIT A
                                       TO
                         TRADEMARK COLLATERAL ASSIGNMENT
                             AND SECURITY AGREEMENT

                  LIST OF TRADEMARKS AND TRADEMARK APPLICATIONS
                  ---------------------------------------------

====================================================================================================================
                                        Registration                 Registration                 Expiration
          Trademark                        Number                        Date                        Date
          ---------                        ------                        ----                        ----
====================================================================================================================

           ENCORE                        2191118                September 22, 1998      To be furnished.
--------------------------------------------------------------------------------------------------------------------

           MOONEY                        935574                   June 13, 1972         June 13, 2002
--------------------------------------------------------------------------------------------------------------------

           MOONEY                        944950                  October 10, 1972       October 10, 2002
--------------------------------------------------------------------------------------------------------------------

     Misc. Design [bird]                 2526818                 January 8, 2002        To be furnished.
--------------------------------------------------------------------------------------------------------------------

  Misc. Design [older bird]              1972925                   May 7, 1996          To be furnished.
--------------------------------------------------------------------------------------------------------------------
       ABSOLUTELY FLY                    2524283                 January 1, 2002        To be furnished.
--------------------------------------------------------------------------------------------------------------------

           ALLEGRO                       2202039                 November 3, 1998       To be furnished.
--------------------------------------------------------------------------------------------------------------------

           ENCORE                        2191118                September 22, 1998      To be furnished.
--------------------------------------------------------------------------------------------------------------------

    OVATION 2 and design                 1904347                  April 20, 2001        To be furnished.
--------------------------------------------------------------------------------------------------------------------

           OVATION                       1904347                  April 18, 1995        To be furnished.
====================================================================================================================


====================================================================================================================
               Trademark                          Application/Serial                       Application
              Application                                Number                                Date
              -----------                                ------                                ----
====================================================================================================================
MOONEY FLIGHT SUPPORT                    75847501                              November 12, 1999
--------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT B
                                       TO
                         TRADEMARK COLLATERAL ASSIGNMENT
                             AND SECURITY AGREEMENT

                                LIST OF LICENSES
                                ----------------

                                      NONE



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

                                    EXHIBIT C
                                       TO
                         TRADEMARK COLLATERAL ASSIGNMENT
                             AND SECURITY AGREEMENT

                            SPECIAL POWER OF ATTORNEY
                            -------------------------

STATE OF CALIFORNIA        )
                           )  ss.:
COUNTY OF LOS ANGELES      )


     KNOW ALL MEN BY THESE PRESENTS, that MOONEY AIRPLANE COMPANY, INC. ("Debtor"), having an office at Louis Schreiner Field, Kerrville, Texas 78028 hereby appoints and constitutes, severally, CONGRESS FINANCIAL CORPORATION (SOUTHWEST) ("Secured Party"), and each of its officers, its true and lawful attorney, with full power of substitution and with full power and authority to perform the following acts on behalf of Debtor:

     1. Execution and delivery of any and all agreements, documents, instrument of assignment, or other papers which Secured Party, in its discretion, deems necessary or advisable for the purpose of assigning, selling, or otherwise disposing of all right, title, and interest of Debtor in and to any trademarks and all registrations, recordings, reissues, extensions, and renewals thereof, or for the purpose of recording, registering and filing of, or accomplishing any other formality with respect to the foregoing.

     2. Execution and delivery of any and all documents, statements, certificates or other papers which Secured Party, in its discretion, deems necessary or advisable to further the purposes described in Subparagraph 1 hereof.

     This Power of Attorney is made pursuant to a Trademark Collateral Assignment and Security Agreement, dated of even date herewith, between Debtor and Secured Party (the "Security Agreement") and is subject to the terms and provisions thereof. This Power of Attorney, being coupled with an interest, is irrevocable until all "Deferred Purchase Price Obligations", as such term is defined in the Security Agreement, are paid in full and the Security Agreement is terminated in writing by Secured Party.

Dated: April 18, 2002

                                              MOONEY AIRPLANE COMPANY, INC.

                                              By: _____________________________

                                              Title: ___________________________
STATE OF CALIFORNIA        )
                           )  ss.:
COUNTY OF LOS ANGELES      )


     On this ____ day of April 2002, before me personally came
_______________________, to me known, who being duly sworn, did depose and say, that he is the __________________ of MOONEY AIRPLANE COMPANY, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                               ---------------------------------
                                                         Notary Public


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